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                                  EXHIBIT 99.6
                                REVOCABLE PROXY
                          FIRST KENTUCKY BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 28, 1994


The undersigned hereby appoints Glen Barryman, Charles H. Shaver and Larry Young with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of First Kentucky Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Convention Center Inn, 2011 West Everly Brothers Boulevard, Central City, Kentucky on Monday, February 28, 1994 at 2:00 p.m., local time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.


                                                                      VOTE
                                                               FOR  WITHHELD
1.  The election as directors of all nominees listed below
    (except as marked to the contrary below).                  / /    / /

        Gathiel D. Baker
       Dennis W. Kirtley

   INSTRUCTION: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.

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                                                        FOR  AGAINST  ABSTAIN
2.  Approval of the Merger Agreement and Plan of
    Reorganization, dated October 15, 1993 (the
    "Merger Agreement") by and between First Kentucky
    Bancorp, Inc. ("First Kentucky") and Peoples First
    Acquisition Corporation ("Subsidiary"), a
    subsidiary wholly owned by Peoples First
    Corporation ("Peoples First"), pursuant to which
    First Kentucky will be merged with and into,
    Subsidiary, and each outstanding share of the
    common stock, $.01 par value per share, of First
    Kentucky will be converted to 2.27194 shares of no
    par value common stock of Peoples First (the
    "Merger").                                          / /    / /      / /
3.  Approval of an adjournment of the Annual Meeting
    to a later date, if necessary, to solicit
    additional proxies in the event insufficient
    shares are present in person or by proxy at the
    Annual Meeting to approve the Merger Agreement.     / /    / /      / /

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED PROPOSITIONS.
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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR THE OTHER LISTED PROPOSITIONS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of First Kentucky at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.

The undersigned acknowledges receipt from First Kentucky prior to the execution of this proxy of a Notice of Annual Meeting and a Proxy Statement.

Dated:
- ------------------------------------------------ , 1994

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PRINT NAME OF STOCKHOLDER                PRINT NAME OF STOCKHOLDER
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SIGNATURE OF STOCKHOLDER                 SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.